SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Avatech Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AVATECH SOLUTIONS, INC.

11400A CRONRIDGE DRIVE

OWINGS MILLS, MARYLAND 21117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held October 30, 2003

To the Shareholders of Avatech Solutions, Inc.:

The Annual Meeting of Shareholders of Avatech Solutions, Inc. (the “Company”) will be held at Avatech’s corporate headquarters, 11400 Cronridge Drive, Suite A, Owings Mills, Maryland, 21117, on Thursday, October 30 at 9:00 a.m., local time, for the following purposes:

1. To elect six individuals to serve on the Board of Directors for one-year terms;

2. To approve the Avatech Solutions, Inc. Restricted Stock Award Plan;

3. To approve an amendment to the Company’s Employee Stock Purchase Plan, changing the name of the Plan to the Avatech Solutions, Inc. Employee Stock Purchase Plan and increasing the number of shares of common stock of the Company, par value $0.01, authorized for issuance under such plan by one hundred and fifty thousand (150,000) shares; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed October 1, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

Beth O. MacLaughlin, Secretary

Owings Mills, Maryland

October 9, 2003

IMPORTANT – YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

AVATECH SOLUTIONS, INC.

11400 CRONRIDGE DRIVE, SUITE A

OWINGS MILLS, MARYLAND 21117

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Avatech Solutions, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders to be held on Thursday, October 30, 2003, or at any adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on October 1, 2003 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the meeting. As of the Record Date, there were outstanding 9,167,877 shares of the Company’s common stock par value $.01 per share (the “Common Stock”).

Each record holder of shares of our Common Stock and of our Series C Convertible Preferred Stock on the Record Date is entitled to one vote for each share held on all matters to come before the meeting, including the election of directors. Shares may be voted in person or by proxy. The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company or by attending the meeting and voting in person.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors consists of six directors. Pursuant to the Restated Certificate of Incorporation filed by the Company on October 23, 1996, directors are elected each year for a term of one year each and until their successors are elected and qualified. The Board has nominated W. James Hindman, Henry D. Felton, Garnett Y. Clark, Jr., George Cox, Eugene J. Fischer, and Donald R. “Scotty” Walsh for election as directors at the 2003 Annual Meeting to serve for terms of one year each and until their successors are elected and qualified.

Unless contrary instruction is given, the persons named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominee. If the nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that the nominee will be unavailable to serve.

Following, for each nominee, is his name, age as of the Record Date, and the year he first became a director of the Company. There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Name	Age	Director Since

W. James Hindman	67	2002

Henry D. Felton	60	2002

Garnett Y. Clark, Jr.	61	2003

George Cox	69	2003

Eugene J. Fischer	58	2000

Donald R. “Scotty” Walsh	67	2002

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

W. JAMES HINDMAN. Mr. Hindman was a member of Avatech’s Board of Directors since its inception in 1997 and became the Chairman of our Board of Directors after our merger with PlanetCAD in 2002. Previously, Mr. Hindman founded Youth Services International, Inc. and served as its Chairman of the Board and Chief Executive Officer from 1991 to 1997. In addition, Mr. Hindman is the founder of Jiffy Lube International, Inc. and served as its Chairman of the Board and Chief Executive Officer from 1980 to 1989. In addition, from 1976 to 1980, Mr. Hindman was the Head Football Coach at Western Maryland College, his alma mater. From 1967 to 1979, Mr. Hindman was involved as the founder and President of W.J. Hindman & Associates, Inc., a real-estate development, health care and consulting company that owned and operated 18 nursing home facilities throughout Maryland, Iowa, Illinois and Nebraska. He has served as a member of the boards of directors of Morningside College and the Baltimore Symphony Orchestra.

HENRY D. FELTON. Mr. Felton served as the Chairman of the Board and Chief Executive Officer of Avatech since its inception in 1997, and became the Vice-Chairman of the Board of Directors of the combined companies following our merger with PlanetCAD. He is the former Co-Founder, President and Chief Operating Officer of Youth Services International, Inc. Previously, Mr. Felton was Executive Vice President of Maryland National Bank and a Management Committee member.

GARNETT Y. CLARK, JR. Mr. Clark has served as the President of Clark and Associates, a consulting company specializing in land development, residential real estate and residential construction for twenty-six years. Prior to founding Clark and Associates, Mr. Clark was the president and founder of GYC Group, a residential homebuilding company which he sold on January 1, 2002. Mr. Clark is also a founding director of The Columbia Bank, a major central Maryland bank with headquarters in Columbia, Maryland.

GEORGE COX. Mr. Cox is the managing member of Cox, Ferber & Associates, a certified public accounting firm. Mr. Cox jointed our board in August, 2003 and agreed to serve as the chairman of the Audit and Compensation Committees in September of 2003.

EUGENE J. FISCHER. Mr. Fischer became a director of PlanetCAD in March 2000, and currently serves as a director of Avatech and a member of our Compensation Committee. Mr. Fischer co-founded Capstone Management LLC, a venture capital firm, in July 1995, and is an executive officer in Capstone’s affiliated entities. His investment experience includes Internet, software, health care service and other technology-enabled service companies. Mr. Fischer holds a B.S. from the University of Minnesota and an M.S. from the University of California, Davis.

DONALD R. WALSH. Before joining Avatech as its CEO in December, 2002, Mr. Walsh was the Executive Vice President of Business & Network Systems Sales for InterVoice-Brite, Inc., a global leader in the call automation industry, a position he held since August 1999. From August 1990 until the 1999 merger of Brite Voice Systems, Inc. with InterVoice, Inc., Mr. Walsh served as the Executive Vice President of Worldwide Sales for the Brite Voice Systems. Before joining Brite Voice Systems, Mr. Walsh served as President of PSC Information Services, a division of a Philadelphia suburban corporation that provides data processing products and services. Mr. Walsh’s experience also includes 23 years of experience with IBM.

The Board of Directors unanimously recommends that you vote FOR each nominee to the Board of Directors.

Under Delaware law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present. A quorum for the Annual Meeting consists of a majority of the issued and outstanding shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

Committees and Meetings of the Board of Directors

During the fiscal year ended June 30, 2003, we did not have any standing nominating committees of the Board of Directors or committees performing similar functions.

During the fiscal year ended June 30, 2003, our Board of Directors maintained both an Audit Committee and a Compensation Committee, each consisting of Mr. Fischer and Mr. Fanella. Until his resignation from the Board of Directors in April of 2003, John W. Sasser also served on both the Audit Committee and the Compensation Committee and as the Chairman of the each committee. Each of Mr. Fischer, Mr. Fanella, and Mr. Sasser are independent as independence is defined in the Sarbanes-Oxley Act of 2002. Our Board of Directors has adopted a charter for the Audit Committee which is attached to this Proxy Statement as Appendix A.

During the fiscal year ended June 30, 2003, our Board of Directors held four meetings, the Compensation Committee held three meetings, and the Audit Committee held four meetings. Mr. Fanella attended fewer than 75% of the total number of meetings of our Board of Directors and Compensation Committee during the year.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and each person who beneficially owns more than ten percent of the Company’s common stock, par value $0.01 (the “Common Stock”) or other classes of the Company’s equity securities, to file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Company’s equity securities. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to it, the following reports required by Section 16(a) with respect to transactions during the fiscal year ended June 30, 2003 were made on an untimely basis:

Name of Filer	Event Reported	Date of Event	Date Reported	Form
Donald R. “Scotty” Walsh	Acquisition of option to purchase Common Stock	December 2, 2002	September 5, 2003	4

Henry D. Felton	Acquisition of Series C Convertible Preferred Stock	April 7, 2003	September 24, 2003	4

Eric L. Pratt	Election as President and Chief Operating Officer	April 15, 2003	August 12, 2003	3

W. James Hindman	Acquisition of warrants to purchase Common Stock	May 28, 2003	June 13, 2003	4

Compensation of Directors

On May 14, 2003, our Board of Directors adopted a Non-Employee Director’s Compensation Plan, which makes each non-employee director eligible to receive a one thousand dollar payment for each regular board meeting they attend, plus an annual stock option grant covering two thousand shares of Common Stock. In addition, non-employee members of the Audit and Compensation Committees will receive five hundred dollars per scheduled committee meeting they attend that has a duration of more than one hour.

Those directors who were employed by the Company received no additional compensation for serving as a director.

For their service as directors during the fiscal year ending June 30, 2003, each of our non-employee directors received options to purchase two thousand shares of Common Stock and earned the following compensation:

Director	Cash Compensation	Stock Compensation (shares of Common Stock)
W. James Hindman	—	14,118
Eugene J. Fischer [1]	—	26,472
James A. Fanella	$4,000	—
John Sasser	$7,500	—

1.	All equity compensation earned by Mr. Fischer as a member of our Board is issued to Capstone Ventures SBIC, L.P., which Mr. Fischer serves as president of its sole general partner.

PROPOSAL 2: THE AVATECH SOLUTIONS, INC. RESTRICTED STOCK AWARD PLAN

On May 14, 2003, the Board of Directors adopted the Avatech Solutions Restricted Stock Award Plan (the “Award Plan”). Under the Award Plan, the Compensation Committee of the Board of Directors can award stock to key employees, officers, and directors, which is subject to forfeiture if the recipient does not meet certain criteria. The criteria may be time- or performance-based, and are determined by the Compensation Committee of our Board of Directors. Restricted stock awards will play a significant role in our efforts to remain competitive in the market for talented individuals and allows us to incentivize those key personnel. As such, we believe that the Award Plan will allow us to better attract and retain highly qualified individuals in positions vital to our success.

We are submitting the terms of the Award Plan to our Shareholders for their approval. The Board of Directors had the full authority to adopt this Award Plan, and shareholder approval of the Award Plan is not required by our charter, bylaws, or any currently-applicable law or regulation. However, the listing standards of the NASDAQ and many national securities markets require our shareholders to approve all stock compensation plans. Should you, the shareholders, disapprove of the Award Plan, we will terminate the Plan immediately and will not issue additional awards under the Award Plan. We will not, however, cancel the existing grants of restricted stock which we made under the Award Plan.

The Board of Directors unanimously recommends that you vote FOR approval of the

Restricted Stock Award Plan.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Award Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Essential Features of the Restricted Stock Award Plan

Administration. Our Board of Directors or a committee (the “Committee”) of not less than two independent directors who are appointed by, and serve at the pleasure of, our Board of Directors (the “Board”) administers the Award Plan. Currently, the members of the Compensation Committee of the Board perform this function. Subject to the express provisions of the Award Plan and to any resolutions adopted by the Board, the Committee has full authority to make, administer, and interpret equitable rules regarding the Award Plan. Its decisions as to the interpretation and operation of the Award Plan are final and conclusive.

Shares Subject to the Award Plan. After the 200% share dividend distributed October 1, 2003 to shareholders of record at September 15, 2003, 600,000 shares of Common Stock are reserved for issuance under the terms of the Award Plan. The shares of Common Stock issuable under the Award Plan may be drawn from shares of our authorized but unissued Common Stock or from shares of our Common Stock which we acquire, including shares we purchase on the open market. Shares of unvested stock that are forfeited or otherwise reacquired by us may be reissued under the Award Plan.

Awards. The Committee may make awards of Common Stock (“Awards”) under the Award Plan to any eligible person. The recipient of an Award becomes the record owner of the shares subject to the Award, subject to the terms and provisions of the written agreement governing the Award. The Committee has full discretion to determine which eligible individuals will receive Awards, the time or times when it makes those Awards, the number of shares awarded, and the conditions on vesting of any Awards. Pursuant to the terms of the Award Plan, the Committee may only make Awards in recognition of past or future services to Avatech.

Eligibility. Employees and consultants of Avatech and its subsidiaries are eligible to receive Awards under the Award Plan if they are already shareholders or hold options to purchase shares of our Common Stock. Officers and directors are eligible to receive Awards without regard to whether they already own our stock.

Purchase Price. The Committee will make Awards in recognition of a participant’s past or future services to us. Participants may not make payments or contributions into the Award Plan, however, the receipt or vesting of an Award may trigger Federal and State tax obligations, as more completely described below.

Vesting and Forfeiture. The Common Stock subject to an Award (the “Award Shares”) will generally be subject to restrictions on transfer and forfeiture provisions which lapse in installments or on achievement of specific performance-based milestones, causing the Award Shares to vest in the participant. Award Shares will generally vest in more than one or more installments. A participant who does not meet the vesting requirements of his or her specific Award forfeits all unvested Award Shares.

Valuation. As long as our stock is listed on the OTC Bulletin Board, the fair market value of our Common Stock under the Award Plan will be deemed to be the last reported closing price of our Common Stock on the OTC Bulletin Board as of the close of business on the last business day prior to the date on which the shares are to be valued.

Restrictions on Resale. Generally, a recipient may not transfer unvested shares before they become vested, and we will hold all unvested shares in escrow. As described below, unvested shares may be exchanged or surrendered in a tender offer, merger, split, or other reorganization and will not be subject to restrictions imposed by an Award or the Award Plan in the hands of such a recipient. Participants may freely transfer their vested shares, subject to applicable Federal and State securities laws. Under the Securities Act of 1933 (the “1933 Act”), affiliates of the Company generally may resell vested Award Shares only (i) in accordance with the provisions of Rule 144 under the 1933 Act or an exemption from registration under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act.

Effect of Certain Corporate Events. Award Shares will be treated as any other shares of our Common Stock in the event of a recapitalization, split-up, combination, share dividend, or reclassification affecting our Common Stock. Any stock or other securities received by a participant with respect to any unvested Award Shares in any such transaction shall be subject to the vesting provisions on the original Award Shares. In addition, an Award may contain provisions for continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, or similar occurrences. Similarly, on a recapitalization, split-up, combination, share dividend, or reclassification affecting our Common Stock, the number of shares which may be issued under the Award Plan is adjusted accordingly.

A participant may tender unvested Award Shares in response to a request or invitation to tender more than 50 percent of our outstanding Common Stock, or may surrender unvested Award Shares in a merger, consolidation, or share exchange. If a participant tenders or surrenders any unvested Award Shares to the Company or one of its subsidiaries in a merger, consolidation, share exchange, or tender offer, the conditions of forfeiture and restrictions on transfer, sale, or assignment imposed by the Award Plan and the terms of any Award will continue to apply to the securities or other consideration (including any cash) received in that transaction.

Duration, Amendment, and Termination. The Award Plan is effective for ten years from the date it was adopted, or until May 14, 2013. The Board may amend the Award Plan from time to time or terminate the Award Plan at any time. However, the Board may not reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent.

Tax Treatment of Award Shares. Under section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), shares of stock granted to a person in connection with their performance of services to the issuer but subject to a “substantial risk of forfeiture” are not subject to income taxation until risk of forfeiture lapses. Under the regulations promulgated by the Department of the Treasury under section 83(a) of the Code, stock is subject to a “substantial risk of forfeiture” if a recipient’s continued rights in the shares are conditioned on the future performance of substantial services to the issuer or the completion of any other condition related to the purpose for the initial grant of shares, and if there is a substantial possibility that the conditions will not be satisfied. Award Shares will ordinarily be subject to a “substantial risk of forfeiture” while they are unvested.

Ordinarily, a recipient of unvested Award Shares will not pay income tax on the value of the shares until the shares vest in the recipient. The recipient will then have a tax basis in the shares equal to the value of the shares on the day they vest and are taxed. When the recipient subsequently sells the shares, any gain or loss will be treated as a capital gain or loss. If a recipient sells unvested shares despite the transfer restrictions, he or she must pay taxes on the larger of the sale price or the fair market value of the shares on the day they are sold.

Any person who receives unvested shares of stock in connection with services performed for the issuer may make an irrevocable election, under section 83(b) of the Code, to be taxed on the value of the shares in the year in which the shares are received rather than when the shares vest. Awards under the Award Plan are intended to qualify for section 83(b) treatment. A participant under the Award Plan must make an election to be taxed at the time of the Award within thirty days of the date of the Award, and will pay ordinary income tax on the value of the shares when they are received. A participant who makes this “83(b) election” will take a basis in the stock equal to the value of the Award Shares when they are issued. If the Award Shares vest and the participant sells the Award Shares, any gain or loss on the transaction will be a capital gain or loss. However, if the recipient forfeits the Award Shares, he or she may not claim a loss, even though he or she paid taxes on the shares when they were received.

When the value of the Award Shares is taxed, the shares will be treated as salary if the recipient is our employee at that time, and otherwise will be treated as shares received in exchange for services. If necessary, we may withhold taxes from the recipient at the time the Award Shares are taxed.

This description is merely a general description of the tax rules and regulations governing grants of restricted stock, and should not be used as tax advice. If you have additional questions about these rules or how they relate to your personal situation, please contact your tax advisor.

Interests of Certain Persons

Our current directors and executive officers are eligible to receive grants of restricted stock pursuant to the Award Plan. If elected, the nominees for director disclosed in this Proxy Statement will become eligible to receive grants of restricted stock under the Award Plan.

PROPOSAL 3: THE AVATECH SOLUTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN

In June 1996, the Board of Directors of Spatial Technologies, Inc. (a predecessor of PlanetCAD) adopted, and its stockholders subsequently approved, our Employee Stock Purchase Plan (the “Purchase Plan”), under which one hundred thousand shares of our Common Stock were initially reserved for issuance. As a result of amendments to the Purchase Plan dated January 27, 1998 and May 6, 1999, there are currently three hundred thousand shares of our Common Stock reserved for issuance under the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under the Code.

The Purchase Plan was adopted to provide a means by which our employees (and employees of any parent or subsidiary designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase our Common Stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. Approximately 133 of our employees are eligible to participate in the Purchase Plan.

As of the date of our merger, PlanetCAD had granted purchase rights (net of canceled or expired purchase rights) covering an aggregate of 265,932 shares of its Common Stock under the Purchase Plan, and only 34,068 shares of Common Stock remained available to be granted under the Purchase Plan. We have not instituted an offering under the Purchase Plan since the merger.

In September of 2003, the Board adopted an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan to four hundred and fifty thousand (450,000) shares and to change the name of the Plan to the Avatech Solutions, Inc. Employee Stock Purchase Plan. This amendment is intended to afford us greater flexibility in providing employees with stock incentives and ensures that we can continue to provide such incentives at levels determined appropriate by the Board. Should you, the shareholders, disapprove of the increase of shares authorized under the Purchase Plan, we not issue additional shares of Common Stock under the Purchase Plan.

The Board of Directors unanimously recommends that you vote FOR approval of the proposed amendment to the Employee Stock Purchase Plan.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Essential Features of the Employee Stock Purchase Plan

Administration. The Board administers the Purchase Plan, and has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our Common Stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary shall be eligible to participate in the Purchase Plan. The Board may delegate administration of the Purchase Plan to a committee of one or more persons, and has delegated such power to the members of the Compensation Committee of our Board of Directors. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan.

Offerings. The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum duration of any offering shall not exceed twenty-seven (27) months. Generally, each such offering is of six (6) months duration.

Shares Subject To The Plan. Subject to stockholder approval of this Proposal 3, we shall not issue more than for hundred and fifty thousand shares of Common Stock pursuant to rights granted under the Purchase Plan. If any right granted under the Purchase Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Purchase Plan. The Common Stock subject to the Purchase Plan may be unissued shares or reacquired shares, bought on the market or otherwise. The Board of Directors or the Compensation Committee may, in the exercise of its sole discretion, adjust the number of shares authorized for issuance under the Purchase Plan for any splits, combinations, or stock dividends affecting our Common Stock.

Eligibility. In general, any person whom we have employed for at least thirty (30) days prior to the first day of an offering period is eligible to participate in that offering under the Purchase Plan.

Notwithstanding the foregoing, no employee is eligible for a grant of any rights under the Purchase Plan if, immediately after such grant, the employee is deemed to own, directly or indirectly, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and options) within the meaning of section 424 of the Code, nor will any employee be granted rights that would permit him to buy more than ten thousand shares or twenty-five thousand dollars worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all of our employee stock purchase plans in any calendar year.

Purchase Price. The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of our Common Stock on the date of commencement of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering.

Participation In The Plan; Payroll Deductions. In general, an eligible employee may become a participant in an offering by delivering to us, at least ten (10) days in advance of the offering commencement date, an agreement authorizing payroll deductions of up to 15% of the employee’s total compensation during the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make any additional payments into such account. In general, a participant may reduce (including to zero) or increase payroll deductions by delivering ten (10) days’ advance written notice to us, in such form as we provide.

Exercise. On each purchase date, a participant’s accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted pursuant to the terms of the Purchase Plan. No fractional shares will be issued upon the exercise of rights granted under the Purchase Plan. Any accumulated payroll earnings remaining in a participant’s account after the purchase of the number of whole shares purchasable in an amount less than is required to purchase one whole share on the final purchase date will be held in the participant’s account for the purchase of shares under the next offering under the Purchase Plan, unless the participant withdraws from such next offering or is no longer eligible to be granted rights under the Purchase Plan, in which case such amount shall be distributed to the participant after the final purchase date without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares that is less than the amount required to purchase whole shares of our Common Stock on the final purchase date of an offering shall be distributed in full to the participant after such purchase date, without interest.

In connection with each offering made under the Purchase Plan, the Board may specify a maximum number of shares that may be purchased by any eligible employee as well as a maximum aggregate number of shares that may be purchased pursuant to such offering by all eligible employees. In addition, in connection with each offering that contains more than one purchase date, the Board may specify a maximum aggregate number of shares that may be purchased by all eligible employees on any given purchase date under the offering. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed any such maximum aggregate number, the Board would make a pro rata allocation of shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable. Unless the employee’s participation is discontinued, his right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal. While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by delivering ten (10) days’ advance written notice to us, in such form as we provide. Such withdrawal may be elected at any time prior to the end of the applicable offering period, except as provided by the Board in the offering.

As soon as practicable after an employee withdraws from an offering, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. An employee’s withdrawal from an offering will not, however, have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment. Rights granted pursuant to any offering under the Purchase Plan will terminate immediately upon cessation of an employee’s employment with us or any designated affiliate for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions (less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering), without interest.

Restrictions on Transfer. Rights granted under the Purchase Plan are not transferable otherwise than by will or the laws of descent and distribution and are exercisable during the lifetime of the person to whom the right is granted only by such person. In addition, a participant may designate a beneficiary who may receive either (i) any shares and cash (if any) from the participant’s account in the event of such participant’s death subsequent to the end of the offering but prior to delivery of such shares and cash to the participant or (ii) any cash from the participant’s account in the event of such participant’s death during an offering.

Participants may freely transfer the shares of Common Stock that they receive on exercise of Rights granted under the Purchase Plan, subject to applicable Federal and State securities laws. Under the 1933 Act, affiliates of the Company generally may resell vested Shares only (i) in accordance with the provisions of Rule 144 under the 1933 Act or an exemption from registration under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act.

Effect of Certain Corporate Events. If there is any change in the stock subject to the Purchase Plan or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination or shares, exchange of shares, change in corporate structure or other transaction without our receipt of consideration), rights outstanding under the Purchase Plan will be appropriately adjusted as to the class and number of shares subject to rights, and the number of shares of our Common Stock authorized for issueance under the Purchase Plan may be appropriately adjusted by the Board of Directors or Compensation Committee, in the exercise of its sole discretion. The conversion of any convertible securities of the Company shall not be treated as a “transaction not including the receipt of consideration by the Company.”

In the event of our dissolution, liquidation, or specified type of merger, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the purchase date of any ongoing offering will be accelerated such that the participant’s accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction and the participants’ rights under the ongoing offering terminated.

Duration, Amendment and Termination. The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within twelve (12) months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) modify the Purchase Plan in any other way if such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 under the Exchange Act.

Rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of such Purchase Plan without consent of the person to whom such rights were granted, except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Purchase Plan or rights granted under the Purchase Plan comply with the requirements of Section 423 of the Code.

Federal Income Tax Information. We intend that rights granted under the Purchase Plan will qualify for the favorable federal income tax treatment associated with rights granted under an employee stock purchase plan under the provisions of Section 423 of the Code. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received; but, except for this, no income will be taxable to a participant until disposition of the shares acquired.

If stock acquired pursuant to the Purchase Plan is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the price paid for the stock or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such long-term capital gains are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term or short-term depending on how long the participant holds the stock.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent that amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

Interests of Certain Persons

Our executive officers, except for Donald R. “Scotty” Walsh and Henry D. Felton, each of whom are deemed to own more than five percent of Avatech’s outstanding Common Stock within the meaning of section 424 of the Code, are eligible to participate in the Purchase Plan.

IMPORTANT INFORMATION ABOUT AVATECH SOLUTIONS, INC.

Beneficial Ownership of Avatech Solutions, Inc.

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of five percent or more of the shares of Common Stock outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of shares of Common Stock that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those shares.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Shares
V. Joel Nicholson [1] 745 N. MacEwen Drive Osprey, FL 34229	471,936	5.15%

Henry D. Felton [2] 13001 Dover Road Reisterstown, MD 21136	883,293	9.48%

W. James Hindman [3] 2322 Nicodemus Road Westminster, MD 21157	476,014	5.06%

Gregory A. Blackwell 1470 N. Pearson Lane Roanoke, nTX 76262	639,528	6.98%

Jean Schaeffer 706 Church Road Reisterstown, MD 21136	786,782	8.58%

Frank Willson 3031 Lynnhaven Drive Virginia Beach, VA 23451	830,718	9.06%

*	Less than one percent.

1.	Mr. Nicholson formerly served as an Executive Vice President of Avatech. Includes 6,564 shares owned by Mr. Nicholson’s spouse.

2.	Mr. Felton serves as the Vice Chairman of the Board of Avatech. Includes 28,906 shares of Series C Preferred Stock, which may be converted into 145,014 shares of Common Stock within 60 days of September 15, 2003.

3.	Mr. Hindman serves as Chairman of the Board of Avatech. Includes 6,000 shares subject to stock options that are exercisable within 60 days of September 15, 2003, 97,200 warrants to purchase Common Stock that are exercisable with 60 days of September 15, 2003.

Share Ownership of Management

The following table sets forth information with respect to the beneficial ownership of shares of our stock as of September 15, 2003 by (i) each of our executive officers named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each of our current directors and each nominee for election as a director, and (iii) all of our directors and executive officers as a group. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those Shares.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Shares
W. James Hindman [1] 2322 Nicodemus Road Westminster, MD 21157	476,014	5.06%

Henry D. Felton [2] 13001 Dover Road Reisterstown, MD 21136	883,293	9.48%

Garnett Y. Clark, Jr. 1375 Sullivan Road Westminster, MD 21157	6,000	*

George Cox[3] 4 North Park Drive, Suite 121 Hunt Valley, MD 21030	487,500	5.32%

V. Joel Nicholson[4] 745 N. MacEwen Drive Osprey, FL 34229	471,936	5.15%

Eugene Fischer[5] 245 Laning Drive Woodside, CA 94062	259,265	2.81%

Donald Walsh [6] 3 Boxwood Lane Lutherville, MD 21093	205,590	2.19%

Scott N. Fischer[7] 2905 Excelsior Springs Court Ellicott City, MD 21042	90,000	*

Debra Keith [8] 1811 Kendall Court Keller, TX 76248	90,000	*

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Shares
V. Joel Nicholson [9] 745 N. MacEwen Drive Osprey, FL 34229	471,936	5.15%

A. Gary Rever[10] 2204 Eastlake Road Timonium, MD 21093	60,000	*

Eric Pratt[11] 5212 Glenbrook Circle Plano, TX 75093	50,000	*

Total	2,064,717	56.66%

*	Less than one percent.

1.	Mr. Hindman serves as Chairman of the Board of Avatech. Includes 6,000 shares of Common Stock subject to stock options that are exercisable within 60 days of September 15, 2003, 97,200 warrants to purchase Common Stock held by Mr. Hindman, and 56,856 shares of Common Stock held by Hindman and Associates.

2.	Mr. Felton serves as the Vice Chairman of the Board of Avatech. Includes 28,906 shares of Series C Preferred Stock, which may be converted into 145,014 shares of Common Stock within 60 days of September 15, 2003.

3.	Includes 487,500 shares of Common Stock held by the Hindman Grandchildren’s Trust, of which Mr. Cox is the sole trustee.

4.	Includes 6,564 shares of Common Stock owned by Mr. Nicholson’s spouse.

5.	Includes 6,000 shares of Common Stock subject to options that are exercisable within 60 days of September 15, 2003 by Capstone Ventures SBIC, L.P., 4,130 shares of Common Stock subject to options that are exercisable by Capstone Ventures Management within 60 days of September 15, 2003, 190,245 shares of Common Stock held of record by Capstone Ventures SBIC, L.P., and 58,890 shares of Common Stock issuable upon exercise of outstanding warrants held by Capstone. Mr. Eugene Fischer is the president of the general partner of Capstone. Mr. Eugene Fischer shares voting and dispositive power with respect to the shares held by Capstone with Barbera L. Santry.

6.	Mr. Walsh serves as Chief Executive Officer of Avatech. Includes 55,590 shares of Common Stock subject to stock options that are exercisable within 60 days of September 15, 2003 and 150,000 shares of Common Stock subject to forfeiture and restrictions which will not expire with respect to all of the shares until June 30, 2004.

7.	Mr. Scott Fischer serves as Executive Vice President for Strategy and Business Development. 60,000 of these shares are subject to forfeiture and restrictions which will not expire with respect to all of the shares until July 15, 2005.

8.	Mrs. Keith serves as Senior Vice President, Sales and Marketing of Avatech. 60,000 of these shares are subject to forfeiture and restrictions on transfer which will not expire with respect to all of the shares until July 15, 2005.

9.	Mr. Nicholson served as an Executive Vice President of Avatech until June 1, 2003. Includes 6,564 shares of Common Stock owned by Mr. Nicholson’s spouse.

10.	Mr. Rever served as Chief Financial Officer of Avatech until July 30, 2003.

11.	Mr. Pratt serves as President and COO of Avatech. Includes 50,000 shares of Common Stock subject to stock options that are exercisable within 60 days of September 15, 2003.

Certain Relationships and Related Transactions. There are no family relationships among our directors, nominees for director, or our executive officers.

As of June 30, 2003, W. James Hindman owns approximately 5.06% of our outstanding Common Stock and is the Chairman of our Board of Directors. In August 2002, Mr. Hindman loaned us $500,000 bearing a simple interest rate of 15.0% on the outstanding principal balance, with interest to be paid quarterly, originally scheduled to mature on July 1, 2003. Mr. Hindman has agreed to change the simple interest rate to 12.0% on the outstanding principal balance, with interest to be paid quarterly, and has also agreed to extend the maturity date for one year, making July 1, 2004 the date of maturity. Furthermore, Mr. Hindman lent us an additional $500,000, which also bears simple interest at a rate of 12.0% on the outstanding principal balance, with interest to be paid quarterly and which will also mature on July 1, 2004. Both of the loans are subordinate to our senior lender and another lender. As additional consideration for these two loans, we issued warrants to Mr. Hindman for a five-year term. Upon execution of the warrants, Mr. Hindman will receive 97,200 shares of our Common Stock for nominal consideration.

Henry D. Felton is currently the Vice Chairman and our immediate past CEO. As of June 30, 2003, Mr. Felton owed approximately 9.48% of our outstanding Common Stock. On April 7, 2003, Mr. Felton agreed to purchase 28,906 shares of our Series C Convertible Preferred Stock at $1.69 per share and a total purchase price of $48,851. Currently, Mr. Felton’s shares of Series C Convertible Preferred Stock may be converted into 86,718 shares of Common Stock and carry the option to purchase another 19,432 shares of Series C Convertible Preferred Stock at $2.50 per share.

Pursuant to a written lease dated June 30, 1998, Frank Willson is a member of Saltwater, L.L.C., the landlord of an office building in Virginia Beach, Virginia in which we are a tenant. We pay $6,527.27 per month under the lease that runs until December 31, 2003. As of June 30, 2003, Mr. Willson owns approximately 9.06% of our outstanding stock.

Avatech began in 1996 and grew by acquiring corporations through merger. Our stock was given to the owners of these founding companies in exchange for the stock of the founding companies. The owners of these founding companies became our controlling stockholders. After the PlanetCAD merger, these founding stockholders, as a group, own approximately 30% of our outstanding stock.

Change in Control. On November 19, 2002, we completed a merger with PlanetCAD, Inc. whereby all of the outstanding shares of Avatech were cancelled and each stockholder of Avatech received three shares of PlanetCAD for each outstanding share of PlanetCAD common stock on the closing date. In the merger, holders of Avatech common stock received the right to convert each share of Avatech common stock into approximately 2.48 shares of PlanetCAD common stock. As a result, Avatech stockholders received approximately 6.6 million fully paid and non-assessable shares of PlanetCAD common stock and owned 75% of the outstanding common stock of the PlanetCAD immediately after the merger. No certificate or scrip representing fractional shares of PlanetCAD common stock was issued in connection with the merger. Instead, Avatech stockholders received cash, without interest, in lieu of any fraction of a share of PlanetCAD common stock they would have otherwise received.

On November 19, 2002, PlanetCAD, Inc. changed its name to Avatech Solutions, Inc. and assumed the June 30th year-end of Avatach. The merger constituted a reverse acquisition purchase in which Avatech is treated as the acquiror of PlanetCAD for financial accounting purposes.

Pursuant to the terms and conditions of the merger agreement approved by the PlanetCAD and Avatech stockholders, Raven Acquisition Corporation, a newly formed and wholly-owned subsidiary of PlanetCAD, merged with and into Avatech. As a result of the merger, the separate corporate existence of Raven Acquisition Corporation ceased and Avatech survived the merger as a subsidiary of PlanetCAD and changed its name to Avatech Solutions Subsidiary, Inc. Historic PlanetCAD, having changed its name to Avatech Solutions, Inc. now owns the number of shares of common stock of Avatech Solutions Subsidiary, Inc. equal to the total number of shares of outstanding Avatech common stock immediately prior to the merger, which is 78% of the outstanding stock of Avatech Solutions Subsidiary.

Executive Compensation

Summary Compensation Table. The following table includes a summary of the compensation paid to each person who served as our Chief Executive Officer during the fiscal year ending June 30, 2003, our four most highly compensated executive officers whose combined salary and bonus exceeded $100,000 for services rendered during the fiscal year ending June 30, 2003, and up to two persons who would have been included among the four most highly compensated executive officers, had such persons been officers on June 30, 2003. These executive officers are referred to as the “Named Executive Officers.”

The compensation set forth in the table below does not include medical, group life, or other benefits that are available to all of our salaried employees, and perquisites and other benefits, securities, or property that do not exceed the lesser of $50,000 or 10% of the person’s salary and bonus shown in the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ending June 30,	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All other Compensation ($)
Henry Felton	2003	$6,559	$—	—	$—
Vice Chairman,	2002	6,079	—	38,022	—
Former Chief Executive Officer	2001	6,121	—	37,839	—

Donald R. “Scotty” Walsh,	2003	115,880	—	150,000	—
Director,	2002	—	—	—	—
Chief Executive Officer	2001	—	—	—	—

Scott N. Fischer,	2003	179,327	—	—	—
Executive Vice President for	2002	114,696	—	—	—
Strategy and Business Development	2001	77,000	7,000	66,960	—

Debra Keith	2003	156,755	—	—	—
Senior Vice President,	2002	110,051	10,895	16,740	—
Sales & Marketing	2001	84,167	25,000	11,160	—

V. Joel Nicholson	2003	124,058	—	—	—
Former Executive Vice President	2002	127,176	—	—	—
	2001	109,596	—	—	—

A. Gary Rever,	2003	120,193	—	—	—
Chief Financial Officer	2002	114,696	—	—	—
	2001	77,000	7,000	66,960	—

Option Grants in Last Fiscal Year. The following table sets forth information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ending June 30, 2003. We granted options to purchase up to a total of 563,253 shares to employees during the year. The table’s percentage column shows how much of that total went to the Named Executive Officers.

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees (%)	Exercise Price ($ / Share)	Expiration Date
Donald R. “Scotty” Walsh	150,000	27%	$0.17	December 2, 2012
Henry Felton	—	—	—	—
Scott N. Fischer	—	—	—	—
Debra Keith	—	—	—	—
V. Joel Nicholson	—	—	—	—
A. Gary Rever	—	—	—	—

Option Exercises in Last Fiscal Year. The following table sets forth the number of shares the Named Executive Officers purchased in connection with option exercises during the fiscal year ending June 30, 2003 and the value they realized on those exercises.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End
			Exercisable	Unexercisable
Donald R. “Scotty” Walsh	—	—	5,590	150,000
Henry Felton	—	—	145,467	0
Scott N. Fischer.	—	—	0	0
Debra Keith	—	—	11,754	24,849
V. Joel Nicholson	—	—	0	0
A. Gary Rever	—	—	22,320	44,640

Compensation Committee Interlocks and Insider Participation. As described in “Election of Directors—Meetings and Committees of the Board of Directors” above, we have a Compensation Committee which consisted of Messrs. Fanella, Fischer, and Sasser from November 19, 2003 through April of 2003 and Messers. Fanella and Fischer between April of 2003 and our fiscal year-end on June 30, 2003. On September 23, 2003, Mr. Fanella resigned from our Board of Directors, and on September 24, 2003, Messers Cox and Clark were appointed to the Compensation Committee. None of these individuals has ever been an officer or employee of Avatech or any of its subsidiaries. During fiscal 2003, no executive officer of Avatech served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our Board of Directors.

Report of the Compensation Committee. The Compensation Committee of the Board of Directors, which is composed entirely of independent and non-employee directors, administers the Company’s executive compensation program. The Compensation Committee reviews all of the Company’s executive officers’ compensation arrangements and, in certain cases, recommends compensation arrangements to the Board for approval. The Compensation Committee considers published industry compensation surveys, compensation of executives at comparable companies, current market conditions, and management’s recommendations when it reviews the compensation of individual executive officers.

Compensation Philosophy. The philosophy of the Compensation Committee with respect to executive compensation is to ensure that the interests of management and employees are identical to the interests of the Company’s owners—the shareholders. To that end, the Board has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options and restricted stock awards which will reward management for adding shareholder value. Base salary has been established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses are designed to provide short-term rewards for current accomplishments. Incentive stock options and restricted stock awards provide management with a long-term investment in the Company, the value of which is dependent upon their success in maximizing shareholder values.

This approach to employee remuneration carries through to salary and incentive compensation for the Company’s non-management personnel, as well. The Company’s 2002 Stock Option Plan, Restricted Stock Award Plan, and Employee Stock Purchase Plan are designed to reward the Company’s valuable employees for their individual contributions to the profitability of the Company and provide them with a long-term interest in the Company’s success.

CEO Compensation. The compensation amounts of Mr. Walsh, as the Chief Executive Officer of the Company was based on the overall performance of the Company and its operating subsidiary, his performance has been measured on objective criteria based on reaching certain financial benchmarks. Mr. Walsh’s employment for the fiscal year ending June 30, 2003 was governed by an employment agreement which ended on June 30, 2003. This agreement could be terminated at will by either party, however, it provided for a severance payment of twelve months’ base salary then in effect if we terminated or substantially modified Mr. Walsh’s employment as a result of a change in control or without cause.

In addition, on December 2, 2002, we awarded Mr. Walsh Incentive Stock Options to purchase 150,000 shares of the Company’s Common Stock at $0.17 per share, which was the fair market value of the Company’s Common Stock on the date of grant, adjusted to reflect the 200% share dividend which was distributed on October 1, 2003 to shareholders of record at September 15, 2003. One-third of the option vests each July 1, 2003, 2004, and 2005, and the Option expires on December 2, 2012. If the Company terminates or substantially modifies Mr. Walsh’s employment as a result of a change in control, all of his unvested stock options will become fully vested. If the Company terminates Mr. Walsh without cause, his stock options do not expire, but become nonqualified options.

It is the intention of the Board to review the Company’s executive compensation structure to insure that the Company has the continued ability to attract and retain the high caliber executive talent. To that end, the Board will take into account salaries of senior management of companies of similar size within the design automation software industry.

Base Salary. Base salary for senior management for fiscal year 2003 was based upon salaries paid to such personnel in the preceding year, as explained above.

Salary Increases and Incentive Bonuses. Salary increases and incentive bonuses for senior management during the terms of their respective employment agreements were dependent on the Company’s financial performance. Executive officers participate in a cash bonus program, which provides for quarterly bonus payments based upon achievement of profitability objectives established at the beginning of each quarter. In the fiscal year ended June 30, 2003, no bonuses were paid under this program as the profitability objectives were not met.

The 2002 Stock Option Plan. To promote the best long-term benefits to the Company and its shareholders, the Company has a 2002 Stock Option Plan (the “Option Plan”) under which directors, officers and employees may be granted awards of stock options. The purpose of the Option Plan is to provide equity-based incentive compensation based on the long-term appreciation in value of the Company’s Common Stock and to promote the interests of the Company and its shareholders by encouraging greater employee and management ownership of the Company’s Common Stock. Most of the options granted or to be granted under the Option Plan vest only over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship between the employee and the Company. Awards under the Plan have been and will be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company. Currently, a maximum of 3,100,000 shares of Common Stock may be issued under the Option Plan, and options to purchase 623,580 shares of Common Stock are outstanding. As a result of a 1:20 reverse stock split in connection with the merger, a very large number of shares are reserved for issuance under the Option Plan, compared to the number of shares of Common Stock and Common Stock equivalents currently outstanding. Regardless of the share reserve, the Compensation Committee will restrict the number of shares subject to outstanding options to 15% of the number of shares of our Common Stock which are issued and outstanding at any given time.

The Restricted Stock Award Plan. To promote the best long-term benefits to the Company and its shareholders, the Company has a Restricted Stock Award Plan (the “Award Plan”) under which directors, officers and employees may be granted awards of Common Stock subject to vesting and forfeiture provisions. The purpose of the Award Plan is to provide equity-based incentive compensation based on the long-term appreciation in value of the Company’s Common Stock and to promote the interests of the Company and its shareholders by encouraging greater employee and management ownership of the Company’s Common Stock. Most of the options granted or to be granted under the Option Plan vest only over a period of several years or on achievement of significant and predetermined performance benchmarks, providing incentives for employees and management to maintain a long-term relationship with the Company and contribute to its continued growth. Awards under the Plan have been and will be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company. Currently, a maximum of 600,000 shares of Common Stock may be issued under the Restricted Stock Award Plan, and awards of 540,000 shares of Common Stock are outstanding.

The Employee Stock Purchase Plan. To promote the best long-term benefits to the Company and its shareholders, the Company has an Employee Stock Purchase Plan (the “Purchase Plan”) under which employees who are less than 5% shareholders of the company may purchase Common Stock at a 15% discount through salary deductions. The purpose of the Purchase Plan is to provide equity-based incentive compensation based on the long-term appreciation in value of the Company’s Common Stock and to promote the interests of the Company and its shareholders by encouraging greater employee ownership of the Company’s Common Stock. Any full-time employee who has two years of service with the Company is eligible to participate in the Purchase Plan. Currently, a maximum of 300,000 shares of Common Stock may be issued under the Purchase Plan, and 265,932 shares of Common Stock have been purchased. The Company has proposed to increase the number of Shares available for issuance under the Plan to 450,000.

The Compensation Committee, Eugene J. Fischer

September 24, 2003

Employment Contracts, Change-in-Control and Indemnification Arrangements. Our executive officers serve at the discretion of our board of directors. However, our executives have signed employment agreements, many of which contain severance provisions that provide for specific cash compensatory arrangements to these employees on termination without cause or in the event of a change in control.

Our agreements with Messrs. Walsh and Pratt provide that if we terminate the executive’s employment without cause or terminate or substantially modify the executive’s employment as a result of a change in control, then the executive will receive a severance payment equal to 12 months’ base salary then in effect. If we terminate substantially modify the executive’s employment as a result of a change in control, all of the executive’s unvested stock options will become fully vested.

Mr. Rever was party to an employment agreement which provided that if his employment terminated or was substantially modified as a result of a change in control, then he would have been entitled to a severance payment equal to eighteen months’ base salary then in effect. Mr. Rever resigned from his employment effective July 30, 2003.

Our agreements with Mr. Fischer and Ms. Keith provide that either party may terminate the executive’s employment at will. However, if we terminate or substantially modify the executive’s employment as a result of a change in control, then the executive will receive a severance payment equal to six months’ base salary then in effect.

Mr. Felton, who has remained an employee since resigning as Chief Executive Officer, is party to an employment agreement which has a term of six years and which we may terminate only for cause. Mr. Felton’s salary under this agreement is determined each year by the Board of Directors, but may not be less than two thousand dollars per year in any year.

Performance Graph. The SEC requires us to provide a five-year comparison of the cumulative total return on Avatech Common Stock compared with that of a broad equity market index and either a published industry index or an Avatech-constructed peer group index.

The following chart compares the cumulative total stockholder return on Avatech’s Common Stock for the period beginning June 30, 1998 and ending June 30, 2003, with the cumulative total return on the Nasdaq Composite (U.S.) and Nasdaq Computer and Data Processing indices. The comparison assumes $100 was invested on June 30, 1998, in Avatech’s Common Stock and in each of the foregoing indices and assumes reinvestment of any dividends.

Avatech does not make, nor does it endorse, any predictions as to future stock performance.

Value of $100 investment made on June 30, 1998,

as of the last closing price prior to the end of fiscal year ending June 30,

	1998	1999	2000	2001	2002	2003
Nasdaq Composite Index	$100	$142	$209	$114	$77	$86
Nasdaq Computer & Data Processing Services Index	$100	$163	$276	$128	$80	$88
Avatech Solutions, Inc.	$100	$247	$210	$27	$11	$1

Securities Authorized for Issuance under Equity Compensation Plans

As of June 30, 2003, we had reserved the following shares of Common Stock for issuance under our equity compensation plans, including the Restricted Stock Award Plan (these figures have been adjusted to account for the 20 for 1 reverse stock split occurring on October 22, 2002):

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Equity compensation plans approved by shareholders*	554,575	$1.88	4,666,357
Equity compensation plans not approved by shareholders	540,000	N/A	600,000

*	In November 2002, we acquired PlanetCAD in a reverse merger, whereby Avatech became a subsidiary of PlanetCAD, Inc. and PlanetCAD, Inc. changed its name to Avatech Solutions, Inc. As a result, options to purchase PlanetCAD’s common stock, granted by PlanetCAD prior to the merger, are options to purchase our common stock.

We are unable to provide a complete report of the securities to be issued upon exercise of options outstanding under PlanetCAD’s 1998 Non-Officer Stock Option Plan and 1996 Equity Incentive Plan without unreasonable effort and expense. Our management, counsel, and accountants have made all reasonable efforts to discover the number of shares of stock which may be issued on exercise of these outstanding options, including inquires of former PlanetCAD personnel and review of the records available to us without incurring substantial payments to professional who advised PlanetCAD and with whom we have unresolved fee disputes. Our best estimate is that this information, if it exists at all, is in the possession of these professionals.

These outstanding options would have been issued during calendar year 2001, when PlanetCAD’s common stock traded between $0.67 and $9.20. Based on our existing records, PlanetCAD’s disclosures in its annual and quarterly reports and its registration statement on Form S-4, and correspondence between our management and PlanetCAD’s accounting personnel prior to the merger, we believe that options to purchase no more than 567,000 shares of Common Stock could have been outstanding at June 30, 2003. We believe that all of the options which we cannot account for have been forfeited or voluntarily cancelled or have expired. Regardless, due to the substantial difference between the market value of PlanetCAD’s common stock prior to our merger with it and the current market value of our stock, we believe that, if outstanding, these options are unlikely to be exercised. For these reasons, we believe that the omission of information regarding these options is not material.

Report of the Audit Committee

In April of 2003, Mr. John Sasser resigned as the chairman of the Audit Committee. Pending the appointment of a suitable replacement, the full Board of Directors, sitting as the Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Board of Directors, sitting as the Audit Committee, has discussed with Ernst & Young LLP, the independent auditors for the Company for the fiscal year ended June 30, 2003, the matters required to be discussed by Statement on Auditing Standards 61. The Board of Directors has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Board of Directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission.

All of the members of the Audit Committee with respect to the Company’s fiscal year ended June 30, 2003 were independent, as independence is defined in Rule 4200(a)(15) of the listing standards of the NASD.

The Board of Directors,

W. James Hindman

Henry D. Felton

George Cox

Eugene J. Fischer

Donald R. “Scotty” Walsh

Garnett Y. Clark, Jr.

Independent Public Accountants

In May 2002, the management of Avatech Solutions, Inc. engaged Ernst & Young LLP as their independent auditors for the year ended June 30, 2002 in anticipation of our becoming a public registrant. Our board of directors ratified this engagement of Ernst & Young LLP effective May 28, 2002 and the Board of Directors has reappointed Ernst and Young LLP as the independent auditors to audit our financial statements for the current fiscal year. During the 2002 fiscal year and through the date of this report, there were no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedures which, if not resolved, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such year. Ernst & Young LLP’s report on our financial statements for the past year did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Additionally, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Walpert & Wolpoff, LLP had been engaged to audit our consolidated financial statements for the fiscal years ended June 30, 2001 and 2000. During these two fiscal years and through the date of this report, there were no disagreements with Walpert & Wolpoff on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedures which, if not resolved, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years. Neither of Walpert & Wolpoff, LLP’s reports on our financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Additionally, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

KPMG, LLP had been engaged to audit the financial statements of PlanetCAD, Inc, which merged with us effective November 19, 2002, for the years ended December 31, 2001 and 2000. During these two fiscal years and through the date of this report, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedures which, if not resolved, would have caused them to make reference to the subject matter in connection with their report on PlanetCAD’s financial statements for such years. Neither of KPMG’s reports on PlanetCAD, Inc’s financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Additionally, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The following is a description of the fees billed to us by our auditors during the fiscal year ended June 30, 2003:

Audit Fees. Audit fees include fees paid by the Company to Ernst & Young, Walpert & Wolpoff, LLP, and KPMG (collectively, the “Auditors”) in connection with the annual audit of the Company’s consolidated financial statements and review of the Company’s interim financial statements. Audit fees also include fees for services performed by our Auditors that are closely related to the audit and in many cases could only be provided by the respective auditor. Such services include consents related to Securities and Exchange Commission and other regulatory filings. Ernst & Young estimates that it will bill us $197,817 for audit services rendered to the Company for the year ended June 30, 2003. KPMG billed us $80,000 for audit services rendered to PlanetCAD during the fiscal year ending June 30, 2003, relating to PlanetCAD’s September 30, 2002 Quarterly Report on Form 10Q. During the fiscal year ending June 30, 2003, Walpert & Wolpoff billed us $29,145 for audit services.

Audit Related Fees. Audit related services include due diligence services related to accounting consultations, internal control reviews, and employee benefit plan audits. The aggregate fees billed to the Company by Ernst & Young for audit related services rendered to the Company for the years ended June 30, 2003 totaled $ 0.

Tax Fees. Tax fees include corporate tax compliance, counsel and advisory services. The aggregate fees billed to the Company by Ernst & Young for the tax related services rendered to the Company for the years ended June 30, 2003 totaled $0.

All Other Fees. There were no other audit services provided in either year.

Approval of Independent Auditor Services and Fees. The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. In addition, the Audit Committee must pre-approve all services provided by the Company’s independent auditors and fees charged. The Audit Committee has further mandated that all independent auditor services strictly adhere to the limitations contained within the SEC’s release, “Strengthening the Commission’s Requirements Regarding Auditor Independence,” which was issued in final form in January 2003. The release restricts engagement of the independent auditors to perform non-audit services; requires Audit Committee pre-approval of all audit and non-audit services; addresses the duration of time certain independent auditor partners can serve on the audit engagement and the manner of the partners’ compensation; restricts employment by the Company of senior engagement team personnel; requires the independent auditor to report certain matters to the Audit Committee; and requires certain disclosures to investors of information related to the nature of audit and non-audit services provided and associated fees. The Company’s senior corporate financial management administers these requirements, and will report throughout the year to the Audit Committee.

Other Matters

We hereby incorporate by reference to our Annual Report on Form 10-K filed with the SEC on October 3, 2003, the financial statements and schedules, Management’s Discussion and Analysis of financial conditions and results of operations, changes in and disagreements with our accounts, and quantitative and qualitative disclosures about market risk included in that Report. A copy of the Annual Report has been forwarded to each shareholder along with this Proxy Statement.

The Board of Directors is not aware of any other matter which may be presented for action at the 2003 Annual Meeting of Shareholders, but should any other matter requiring a vote of the shareholders arise at the 2003 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

We will bear the cost of soliciting proxies. We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of voting stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

The nominees for election as director who receive a plurality of the votes cast at the Annual Meeting for the election of director will be elected. In respect of any other matter, including the approval of the Avatech Solutions, Inc. Restricted Stock Award Plan and the amendment to the Employee Stock Purchase Plan, the affirmative vote of the holders of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote in respect of that matter is necessary to approve the matter.

As a matter of policy, we will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. We will tabulate votes cast by proxy or in person at the Annual Meeting and will determine whether or not a quorum is present. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, we will not consider those shares as present and entitled to vote with respect to that matter.

We anticipate that we will hold the 2004 Annual Meeting of Shareholders on or around October 21, 2004. Any shareholder desiring to present a proposal at the 2004 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 11400 Cronridge Drive, Suite A, Owings Mills, Maryland 21117, in time to be received by May 31, 2004. The persons designated by the Company to vote proxies given by shareholders in connection with the Company’s 2004 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2004 proxy statement with respect to which the Company has received written notice no earlier than June 28, 2004 and no later than July 28, 2004 that a shareholder (i) intends to present such matter at the 2004 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2004 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors,

Beth O. MacLaughlin

Secretary

Owings Mills, Maryland

October 9, 2003

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K

FOR THE YEAR ENDED JUNE 30, 2003, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN

REQUEST TO THE SECRETARY, AVATECH SOLUTIONS, INC. 11400 CRONRIDGE DRIVE, SUITE A,

OWINGS MILLS, MARYLAND 21117.

ANNEX A:    AUDIT COMMITTEE CHARTER

AVATECH SOLUTIONS, INC.

AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

•	Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the financial statements contained in the annual report to stockholders with management and the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

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•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the company.

•	Submit the minutes of all meetings of all audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

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PROXY

Avatech Solutions, Inc

Annual Meeting of Shareholders

Thursday, October 30, 2003

9:00 a.m. local time

Avatech Solutions, Inc.

11400 Cronridge Drive, Suite A

Owings Mills, Maryland 21117

Avatech Solutions, Inc.

11400 Cronridge Drive, SuiteA

Owings Mills, Maryland 21117

__________________________________________ Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on October 30, 2003.

This Proxy is Solicited on Behalf of the Board of Directors of Avatech Solutions, Inc. The undersigned hereby appoints Donald R. “Scotty” Walsh and Beth O. MacLaughlin, and each of them, as proxies, each with the power of substitution, to vote as designated on the reverse side all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the corporate headquarters of Avatech Solutions, Inc., 11400 Cronridge Drive, Suite A, Owings Mills, Maryland, on October 30, 2003 at 9:00 a.m., prevailing local time, and any adjournments thereof.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

See reverse for voting instructions.

COMPANY # CONTROL #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-240-6326 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on October 29, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•	Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Avatech Solutions, Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card

Ú Please detach here Ú

The Board of Directors Recommends A Vote FOR Items 1, 2 and 3.

1. Election of Directors:	01 Garnett Y. Clark, Jr. 02 George Cox 03 Henry D. Felton	04 W. James Hindman 05 Donald R. “Scotty” Walsh 06 Eugene J. Fischer	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

The terms of the elected Directors expire at the next annual meeting, at which their successors are elected and qualify.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Company’s Restricted Stock Award Plan.	☐ For ☐ Against ☐ Abstain
3.	Approval of the proposed amendment to the Company’s Employee Stock Purchase Plan.	☐ For ☐ Against ☐ Abstain
4.	In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ indicate changes below.	Date

Signature(s) in Box

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Avatech Solutions, Inc.

c/o Shareowner Services™

PO Box 64945

St. Paul, MN 55164-0945

Notice of Annual Meeting and Proxy Statement	Please vote, Sign and Return Promptly

APPENDIX 1 TO PROXY STATEMENT FILED VIA EDGAR:

AVATECH SOLUTIONS, INC. RESTRICTED STOCK AWARD PLAN

AVATECH SOLUTIONS, INC.

RESTRICTED STOCK AWARD PLAN

ADOPTED MAY 14, 2003

Section 1. Purpose. The Avatech Solutions, Inc. Restricted Stock Award Plan (the “Plan”) is intended to provide incentives which will attract and retain highly competent persons as officers, directors, key employees and consultants of Avatech Solutions, Inc. (the “Company”) and its present or future subsidiaries (“Subsidiaries”), by providing them with opportunities to acquire common stock of the Company, par value par value $0.01 per share (“Common Stock”) pursuant to terms and restrictions contained in this Plan and in an agreement with the Company (an “Award”).

Section 2. Administration. The Board of Directors (“Board”) of the Company shall supervise and administer the Plan.

2.1. The Board will resolve any questions of interpretation of the Plan or of any Awards, and such determination shall be final and binding upon all persons.

2.2. A Committee of the Board of Directors comprised solely of two non-employee directors (within the meaning of Rule 16b-3 under the Exchange Act of 1934, 17 C.F.R. § 240.16b-3(b)(3)) (the “Committee”) shall have any or all of the powers and discretions vested in the Board under the Plan, except the power to amend or terminate the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

Section 3. Awards. “Award Shares” are shares of Common Stock transferred to Participants (as defined in 3.2.3) pursuant to an Award in exchange for past or future service to the Company or its Subsidiaries without other payment therefor.

3.1. Governing Agreements. Each Award will be governed by an “Award,” which may contain any provision the Board determines appropriate, including without limitation, provisions for the forfeiture of and restrictions on the sale, resale or other disposition of shares acquired under any Award, provisions giving the Company the right to repurchase shares acquired under any Award, provisions to comply with federal and state securities laws, or understandings or conditions as to the Participant’s employment, in addition to those specifically provided for under the Plan.

3.2. Nontransferability. Except as provided below or as explicitly provided in the Award, a Participant may not transfer Common Stock represented by an Award that is subject to forfeiture, redemption or other restriction on resale imposed by its governing Award (“Unvested Shares”).

3.2.1. Unvested Shares (i) may be tendered in response to a tender offer for a request or invitation to tenders of greater than 50 percent of the outstanding Common Stock of the Company or (ii) may be surrendered in a merger, consolidation or share exchange involving the Company; provided, in each case, that the securities or other consideration (including any cash) received in exchange for the Unvested Shares will be subject to the restrictions and conditions on the Unvested Shares set forth in the Award. In the event of and immediately upon receipt by a third party of Unvested Shares by any person or entity other than the Company pursuant to a transaction under this Section 3.2, the Unvested Shares will no longer be subject to restrictions on transfer, sale, assignment, etc. imposed by this Plan or any Award.

3.2.2. In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share

1

distribution or combination of shares or the payment of a share dividend, the Unvested Shares shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by the Grantee with respect to the Unvested Shares in any such transaction shall be subject to the restrictions and conditions set forth in this Award.

3.2.3. In the event that Unvested Shares are transferred by will or the laws of descent and distribution, any payments shall be made only to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution and only to the extent, if any, that the deceased Participant was entitled at the date of the Participant’s death.

Section 4. Participants. The Board, in its sole discretion, will designate “Participants” to receive Award Shares. Notwithstanding this authority, the Board may designate as Participants only natural persons who:

4.1. are employees, officers, directors, or consultants of the Company or one of its Subsidiaries and immediately prior to receiving the designated Award, are owners of common stock or options to purchase common stock of the Company; or

4.2. are officers or directors of the Company regardless of ownership of any common stock or options to purchase common stock of the Company.

Award Shares may be granted under this Plan to persons who have previously received Award Shares or other benefits under this or other plans of the Company.

Section 5. Shares Reserved Under the Plan. There is hereby reserved for issuance as Award Shares under the Plan an aggregate of 200,000 shares of Common Stock, which may be authorized but unissued or treasury shares.

5.1. Reissue of Shares. Any shares of Common Stock subject an Award may thereafter be subject to a new Award under the Plan if the shares of Common Stock are issued under an Award and are subsequently reacquired by the Company pursuant to the terms of the Award.

5.2. Adjustment Provisions. If the Company at any time changes the number of issued shares of Common Stock without new consideration to the Company (by stock dividend, stock split, or a similar transaction), the total number of shares reserved for issuance under the Plan and the number of shares covered by each outstanding Award shall be adjusted so that the value of each such Award shall not be changed. Awards may contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrences.

Section 6. Valuation. The fair market value of the Award Shares on any given day will be:

6.1. if the Common Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

6.2. if the Common Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported;

6.3. if the common stock is listed on the OTC Bulletin Board, the last closing price of the common stock of the Company on the OTC Bulletin Board as of the close of business on the last business day prior to the date on which the shares are to be valued.

2

6.4. if the Common Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, nor listed on the OTC Bulletin Board, the most recent price at which shares of the Company’s common stock traded in any recognized securities market.

6.5. if the Common Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, nor listed on the OTC Bulletin Board, nor traded in any recognized securities market, the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; or

6.6. in the event of a transaction pursuant to judicial order, state law, or a vote of the majority of the Company’s shareholders which results in receipt of value by the shareholders in exchange for their shares of common stock, that same amount received by the shareholders.

Section 7. No Employment Agreement. Neither this Plan nor any Award are, nor should either be construed to embody or contain, an agreement or promise of future employment of the Participant by the Company or its Subsidiaries. A Participant’s right, if any, to continue to serve the Company or its Subsidiaries as an officer, employee or otherwise, shall not be enlarged or otherwise affected by the Plan.

Section 8. Duration, Amendment and Termination.

8.1. The Board may not grant Award Shares more than ten years after the date on which the Plan is adopted by the Board; provided, however, that the terms and conditions of any Award may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest in the Award.

8.2. The Board, pursuant to a mutual agreement between the affected Participant and the Company, may grant Award Shares under the Plan or any future plan of the Company in substitution and in exchange for, and in cancellation of, any previously-granted Award Shares.

8.3. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent. No amendment of the Plan shall, require the approval of the stockholders of the Company, except to the extent required by law, regulation or stock exchange requirements.

[Filed with SEC but not required to be included with mailing. Include in cover letter that the shares have been registered on

Form S-8, effective _____. ]

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APPENDIX 2 TO PROXY STATEMENT FILED VIA EDGAR:

EMPLOYEE STOCK PURCHASE PLAN

AVATECH SOLUTIONS, INC.

EMPLOYEE STOCK PURCHASE PLAN

ADOPTED JUNE 27, 1996

AMENDED MARCH 31, 1999

AMENDED SEPTEMBER 24, 2003

1.	PURPOSE.

(a) The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Spatial Technology Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a committee comprised of one or more persons (the “Committee”), which may be constituted in accordance with the applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act” and “Rule 16b-3”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate four hundred and fifty thousand (450,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	GRANT OF RIGHTS; OFFERING.

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.	ELIGIBILITY.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	COVENANTS OF THE COMPANY.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) other than the three for one reverse stock split approved by the Board of Directors on June 27, 1996, the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(i) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.	DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.